UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01        Regulation FD Disclosure

On April 6, 2021, Body and Mind Inc. (the “Company” or “BaM”) issued a news release to provide an update on cultivation operations commencing in Arkansas.

BaM and Comprehensive Care Group, LLC have commenced cultivation operations in West Memphis, Arkansas near the border with Tennessee. The Body and Mind branded dispensary was the 22nd dispensary to open in the state out of a total of up to 40 licensed dispensaries approved in Arkansas. The cultivation facility was built out in 2020 and has recently received all approvals required to commence cultivation. In 2020 the Body and Mind branded Arkansas dispensary was awarded Best Dispensary in Arkansas by Ark420.com.

Arkansas is a limited license medical state with a population of over three million (2019 US Census). The state has currently approved 38 dispensaries with a total of 32 dispensaries currently open and six anticipated to open in 2021. In 2020 a ballot initiative was launched to qualify adult use-use measures, however, the campaign fell short on signatures stemming from challenges around the COVID-19 pandemic.

“We have been planning cultivation operations with licensee Comprehensive Care Group since building out the facility in West Memphis last year, and we’re looking forward to bringing our years of medical cultivation and operational experience to the Arkansas market,” stated Michael Mills, CEO of Body and Mind. “The cultivation operations in Arkansas will provide patients with new strains and allow increased margin as the Company expands cannabis offerings and enhances our supply chain.”

The Company is also pleased to announce that it has entered into a capital markets advisory agreement with Sophic Capital Inc., a comprehensive capital markets advisory firm focused on growth companies. The agreement with Sophic is effective for a twelve-month term and Sophic is entitled to receive 250,000 stock options and a monthly fee of US$8,000. The stock options vest in four equal installments over a period of twelve months and have an exercise price of CAD$0.65 per share for a period of three years from the date of grant.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated April 6, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: April 6, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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